UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2023

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-00106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	LGL	NYSE American

Warrants to Purchase Common Stock, par value $0.01	LGL WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2023, the Board of Directors (“Board”) of The LGL Group, Inc. (“LGL”), elected Darlene DeRemer and Herve Francois to join the Board, effective immediately. In addition, Tim Foufas, a long-time Board member, was appointed as Co-CEO and will serve as the Company's Principal Executive Officer, replacing Michael Ferrantino.

Darlene DeRemer brings a career in investment banking, new product development and governance positions of leadership. Ms. DeRemer currently serves as the Chairwomen and Trustee of ARK ETF Trust and was a Managing Partner at Grail Partners LLC, a financial services merchant bank from 2005 to 2019, and remains an Advisory Partner today. She served on the Board of Directors for United Capital Wealth Advisors, 2008 to 2019 and the Board of Directors for Confluence Technologies, Inc. (2018 – 2021). Earlier in her career, Ms. DeRemer was Vice President and Director in the Asset Management Division of State Street Bank and Vice President at T. Rowe Price & Associates. Ms. DeRemer also serves on the Board of Trustees for Syracuse University from which she holds an MBA and BS.

Herve Francois has broad financial services experience in research and sales, including specializations in technology investing. Mr. Francois currently serves as Partner & Acquisition Manager at DeRosa Group, a real estate investment firm. Mr. Francois has held positions as a Financial Analyst and Institutional Equity Sales Manager at Citigroup, Credit Suisse First Boston, and several other investment banking firms over a 23-year career on Wall Street. As a Financial Analyst, Mr. Francois covered a broad number of Technology stocks and ranked 3rd place in the stock picking category in Wall Street Journal’s “Best Analyst’s on The Street” for 2002. Mr. Francois also led U.S. Equity Sales at Mizuho Securities. Mr. Francois holds an M.B.A. from Georgetown University and a B.A. in Economics from Boston College.

Timothy Foufas, a long-time LGL Board member, has joined the company as Co-CEO, alongside CO-CEO Marc Gabelli, as Michael Ferrantino transitions from management to the Board. “This continues the management transition following the spin-off of M-tron Industries, Inc. late last year. I am delighted Tim will move to take on this executive role. He brings a long history of private equity and operational experience,” said Michael Ferrantino.

Item 8.01.	Other Events.

On August 15, 2023, The LGL Group, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the election of Darlene DeRemer and Herve Francois to the Board, effective immediately. In addition, Tim Foufas, a long-time Board member, was appointed as Co-CEO to replace Michael Ferrantino.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Releasedated August 15, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 16, 2023	THE LGL GROUP, INC.

	By:	/s/ James W. Tivy
		Name:	James W. Tivy
		Title:	Chief Accounting Officer